UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

TradeStation Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 652-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2010, TradeStation Technologies, Inc. (“Technologies”), a wholly-owned subsidiary of TradeStation Group, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with RINA Technologies, LLC (“RINA”), pursuant to which Technologies acquired the Portfolio Maestro “Portfolio Testing” software technology and certain other assets relating to RINA’s business (collectively, the “Assets”). The total purchase price for the Assets was $5,000,000, with $4,208,000 paid in cash and the balance paid in newly-issued shares of common stock of the Company in an amount equal to $792,000 divided by the average of the closing prices of the Company’s common stock during the five days immediately preceding the closing date, or 136,224 shares.

Item 3.02 Unregistered Sales of Equity Securities.

On August 23, 2010, the Company issued 136,224 shares of its common stock (calculated by dividing $792,000 by the average of the closing prices of the Company’s common stock during the five trading days immediately preceding such date, or by $5.81) as part of the consideration paid for the Assets pursuant to the Asset Purchase Agreement described in Item 1.01 above. Such shares of common stock were issued pursuant to the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The sale of such shares was made to RINA, which simultaneously distributed the shares to two of its beneficial owners in accordance with the Asset Purchase Agreement, all of whom represented to the Company that they are accredited investors. Subsequent transfers of such shares are restricted in accordance with the requirements of the Securities Act (including the applicable provisions of Rule 144), such shares were issued with restrictive securities legends thereon and the Company directed its transfer agent to place a stop transfer order with respect to such shares. Furthermore, all of such persons were provided with all information relating to the business, finances and operations of the Company which was requested by them and otherwise had access to the Company’s filings with the Securities and Exchange Commission.

Item 8.01 Other Events.

The Company issued a press release on August 23, 2010 announcing Technologies’ acquisition of the Assets. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of August 23, 2010, between TradeStation Technologies, Inc. and Rina Technologies, LLC

99.1	Press Release dated August 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

Date: August 23, 2010	By:	/s/ David H. Fleischman
Name: David H. Fleischman Title: Chief Financial Officer, Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of August 23, 2010, between TradeStation Technologies, Inc. and Rina Technologies, LLC

99.1	Press Release dated August 23, 2010